Exhibit 10.51

Amendment No. 1

to

Employment Agreement

This Amendment No. 1 (“Amendment”), dated as of February 18, 2020 between Six Flags Entertainment Corporation and Michael Spanos amends that certain Employment Agreement, dated as of October 24, 2019 (the “Agreement”) between Six Flags Entertainment Corporation and Michael Spanos.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

1. Subsection (b) of Section 3 Compensation of the Agreement is hereby amended in its entirety to read as follows:

“(b)  Annual Bonus.  Executive shall have a target bonus opportunity (“Target Bonus”) of 150% of Base Salary during the Term commencing with the 2021 calendar year performance year.  Any annual bonus payable to Executive shall be paid during the calendar year following the calendar year performance year and no later than five days following the filing of the Company’s Form 10-K for the performance year (or, if the Company is not required to or does not file a Form 10-K, no later than five days following the completion of the audit of the applicable performance year).  Notwithstanding the foregoing, Executive shall be treated as having a Target Bonus throughout the entire Term for purposes of all other Sections of this Agreement of 150% of Base Salary.”

2. Except as set forth in this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the undersigned execute this Amendment as of the date set forth above.

Date: February 18, 2020	SIX FLAGS ENTERTAINMENT CORPORATION
By: /s/ Kathy Aslin
Title: Senior Vice President, Human Resources
Date: February 18, 2020	By: /s/ Michael Spanos Michael Spanos